Exhibit 99.1

FEDERAL INSURANCE COMPANY

Endorsement No.:	6

Bond Number:	81622036

NAME OF ASSURED: BLACKROCK FUNDS

EXTENDED BOND PERIOD ENDORSEMENT

It is agreed that this Bond is amended by deleting ITEM 1. of the DECLARATIONS and substituting the following:

ITEM1.    BOND PERIOD:             from 12:01 a.m. on        August 31 , 2005

        to 12:01 a.m. on        September 30, 2006

This Endorsement applies to loss discovered after 12:01 a.m. on August 31, 2006.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: August 23, 2006	By
Authorized Representative

ICAP Bond

Form 17-02-5032 (Ed. 11-02)